                                                                     Exhibit 4.2

                          STOCKHOLDER VOTING AGREEMENT
                          ----------------------------


                  This Agreement, made to be effective the 4th day of May, 1998, by and among Izant Family Partnership, an Ohio general partnership; Elizabeth A. Izant, Trustee of Elizabeth A. Izant Trust dated 4-12-94; Phyllis Jean Izant, Trustee for Irrevocable Trust for Annika Izant Mueller created April 23, 1998; Phyllis Jean Izant, Trustee for Irrevocable Trust for Preston Izant Mueller created April 23, 1998; James R. Izant, Holly Izant McSherry, and Phyllis Izant (each of whom is individually designated herein as a "Stockholder" and collectively referred to herein as the "Stockholders"); Trumbull Financial Corporation, an Ohio corporation (the "Company"); and Second Bancorp Incorporated, an Ohio corporation ("Second Bancorp");

                              W I T N E S S E T H:

                  WHEREAS, the Stockholders own or have the power to vote common shares, without par value, of the Company (listed as follows and collectively referred to herein as the "Shares"):

           Stockholder                                                          Number of Shares Owned
           -----------                                                          ----------------------

           Izant Family Partnership                                                     297,951
           Elizabeth A. Izant, Trustee of the Elizabeth A. Izant                         16,962
           Trust dated 4-12-93
           Phyllis Jean Izant, Trustee for Irrevocable Trust for                          5,000
           Annika Izant Mueller created April 23, 1998
           Phyllis Jean Izant, Trustee for Irrevocable Trust for                          5,000
           Preston Izant Mueller created April 23, 1998
           James R. Izant                                                                40,643
           Phyllis J. Izant                                                              26,962
           Holly Izant McSherry                                                          26,799



                  WHEREAS, Elizabeth A. Izant, Holly Izant McSherry, James R. Izant and Phyllis J. Izant are the general partners of the Izant Family Partnership;

                  WHEREAS, the Company and Second Bancorp are concurrently with the execution of this Agreement entering into an Agreement and Plan of Merger (the "Merger Agreement");

                  WHEREAS, it is the belief of each Stockholder that the Merger is in the best interests of the Stockholders and the Company;

                  WHEREAS, under the terms of the Merger Agreement, the Company has agreed to call a meeting of its stockholders for the purpose of voting upon the approval of the merger described in the


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Merger Agreement (the "Merger") (such meeting, together with any adjournments thereof, the "Stockholders' Meeting"); and

                  WHEREAS, the Company and Second Bancorp have made it a condition to entering into the Merger Agreement that the Stockholders shall have agreed to vote their stock in favor of the Merger;

                  NOW, THEREFORE, in consideration of the Company and Second Bancorp entering into the Merger Agreement and to encourage the Company and Second Bancorp to enter into the Merger Agreement and complete the Merger, the parties hereto agree as follows:

                  I. AGREEMENT TO VOTE. Each Stockholder agrees, except as set forth in Section 2 below, to vote their Shares and the Shares of any person controlled by the Stockholder as follows:

                           A. in favor of the adoption of the Merger Agreement at the Stockholder's Meeting;

                           B. against the approval of an Acquisition Proposal (as defined in the Merger Agreement); and

                           C. against any other transaction which is inconsistent with the obligation of the Company to consummate the Merger in accordance with the Merger Agreement.

                  II. LIMITATION ON VOTING POWER. The parties hereto acknowledge and agree that nothing contained herein is intended to restrict a Stockholder from voting on any matter, or otherwise from acting, in the Stockholder's capacity as a director of the Company with respect to any matter, including but not limited to, the management or operation of the Company.

                  III. TERMINATION. This Agreement shall terminate on the earlier of:

                           A.       February 28, 1999,

                           B. by mutual consent of Second Bancorp, the Company, and the Stockholders;

                           C. the date on which the Merger Agreement is terminated in accordance with its terms, or

                           D.       the date on which the Merger is consummated.

Upon any such termination, the obligations of each party to this Agreement shall be extinguished.

                  IV. REPRESENTATIONS, WARRANTIES AND ADDITIONAL COVENANTS OF THE STOCKHOLDERS. Each Stockholder hereby covenants, represents and warrants to the Company and Second Bancorp that:

                           A. such Stockholder has the capacity and all necessary power and authority to vote the stock;

                           B. this Agreement constitutes a legal, valid and binding obligation of the Stockholder, enforceable in accordance with its terms, except as



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                                    enforcement may be limited by bankruptcy,
                                    insolvency or similar laws affecting
                                    enforcement of creditors' rights generally;

                            C. this Agreement has been duly authorized, executed and delivered by the person executing this Agreement on behalf of the Stockholder;

                            D. the Stockholder further agrees that, during the term of this Agreement, the Stockholder will not, without the prior written consent of Second Bancorp or through an Izant Family Event, sell, pledge or otherwise voluntarily dispose of any of the shares owned by the Stockholder or take any other voluntary action which would have the effect of removing the Stockholder's power to vote the Shares or which would be inconsistent with this Agreement;

                            E. the Stockholder will not take any action that would adversely affect the ability of the surviving corporation under the Merger Agreement to treat the Merger as a "pooling-of-interests" in accordance with generally accepted accounting principles; and

                            F. this Agreement shall apply to all additional shares of capital stock of the Company acquired by the Stockholder after the date of this Agreement.

As used herein, "Izant Family Event" shall mean any sale or disposition of shares to another Stockholder or to the family of any Stockholder, including trusts for the benefit of such family members, provided that the person receiving such shares either is a party to this Agreement or executes and delivers a written instrument to become a party hereto.

                  V. AFFILIATE'S AGREEMENT. Each Stockholder who is determined by the Company to be an affiliate of the Company in accordance with Section 5.06 of the Merger Agreement agrees to sign an agreement in the form of Exhibit 5.06 to the Merger Agreement.

                  VI. SPECIFIC PERFORMANCE. Each Stockholder hereby acknowledges that damages would be an inadequate remedy for any breach of the provisions of this Agreement and agrees that the obligations of the Stockholder shall be specifically enforceable and that Second Bancorp and the Company shall be entitled to injunctive or other equitable relief upon such a breach by each Stockholder. Each Stockholder further agrees to waive any bond in connection with the obtaining of any such injunctive or equitable relief. This provision is without prejudice to any other rights that Second Bancorp and the Company may have against each Stockholder for any failure to perform the Stockholder's obligations under this Agreement.

                  VII. GOVERNING LAW. This Agreement shall be enforceable under and construed in accordance with the laws of the State of Ohio.



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                  IN WITNESS WHEREOF, each Stockholder has executed this
Agreement to be effective as of the date set forth in the first paragraph above.

                                                     IZANT FAMILY PARTNERSHIP
                                                     By: /s/ Elizabeth A. Izant
                                                         -----------------------
                                                          Elizabeth A. Izant, Managing Partner

                                                     By: /s/ James R. Izant
                                                         -----------------------
                                                          James R. Izant, Managing Partner

/s/ Phyliss Jean Izant                               /s/ Elizabeth A. Izant
--------------------------                           -------------------------
Phyllis Jean Izant, Trustee for                      Elizabeth A. Izant, Trustee of Elizabeth A. Izant
Irrevocable Trust for Annika Izant                   Trust dated 4-12-93
Mueller created April 23, 1998

/s/ Phyllis Jean Izant                               /s/ James R. Izant
--------------------------                           -------------------------
Phyllis Jean Izant, Trustee for                      James R. Izant
Irrevocable Trust for Preston Izant
Mueller created April 23, 1998

/s/ Phyllis Jean Izant                               /s/ Holly Izant McSharry
--------------------------                           -------------------------
Phyllis J. Izant                                     Holly Izant McSharry

                                                     TRUMBULL FINANCIAL CORPORATION
                                                     By:  /s/ James R. Izant
                                                          ------------------
                                                          James R. Izant, Executive Vice President

                                                     SECOND BANCORP INCORPORATED
                                                     By:  /s/ Alan G. Brant
                                                          ------------------
                                                          Alan G. Brant, Chairman and President



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